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                             JOINT FILER INFORMATION



Name:       LXB Investments Limited

Address:    c/o Unsworth & Associates
            Herengracht 483
            1017 BT, Amsterdam
            The Netherlands

Designated Filer:        The Lillian Trust

Issuer & Ticker Symbol:  Balanced Care Corporation - BAL

Statement of Month/Year: July 2000

Signature:               /s/ J. B. UNSWORTH
                         ------------------


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
                             JOINT FILER INFORMATION



Name:       The Monument Trust Company

Address:    P.O. Box 236
            Canada Court
            St. Peter Port
            Guernsey, Channel Islands
            GY1 4LE

Designated Filer:        The Lillian Trust

Issuer & Ticker Symbol:  Balanced Care Corporation - BAL

Statement of Month/Year: July 2000

Signature:                    /s/ G.R. Le Page
                         -----------------------------------------------------
                         By : The Monument Trust Company Limited,
                              in its capacity as trustee of the Lillian Trust




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